Exhibit 8.01

Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation	Name Under Which the Subsidiary Does Business	Ownership Interest

Viva GyM S.A.	Peru	Viva GyM	Graña y Montero owns 63.4%; GyM owns 36.1%

GyM S.A.	Peru	GyM	Graña y Montero owns 98.24%

Concesionaria La Chira S.A.	Peru	La Chira	Graña y Montero owns 50.0%

Concesión Canchaque S.A.	Peru	Canchaque	Graña y Montero owns 99.96%

Concar S.A.	Peru	Concar	Graña y Montero owns 99.99%

GMP S.A.	Peru	GMP	Graña y Montero owns 95.0%

GMD S.A.*	Peru	GMD	Graña y Montero owns 89.19%

GyM Ferrovías S.A.	Peru	GyM Ferrovías	Graña y Montero owns 75.0%

Norvial S.A.**	Peru	Norvial	Graña y Montero owns 67.0%

CAM Holding SPA	Peru	CAM Holding	Graña y Montero owns 100%

CAM Chile S.A.	Chile	Cam	Graña y Montero owns 73.16%

Survial S.A.	Peru	Survial	Graña y Montero owns 99.9%

GMI S.A. Ingenieros Consultores	Peru	GMI	Graña y Montero owns 89.4%

STRACON GyM S.A.***	Peru	Stracon GyM	GyM owns 87.6%

Vial y Vives – DSD S.A.	Chile	Vial y Vives	GyM owns 94.49%

Inmobiliaria Almonte S.A.C.	Peru	Almonte	Viva GyM owns 50.45%

Morelco S.A.S	Colombia	Morelco	GyM owns 70.0%

Concesionaria Via Expresa Sur S.A.	Peru	VESUR	Graña y Montero owns 99.98%; GyM owns the remaining 0.02%

Agenera S.A.C.	Perú	Agenera	Graña y Montero owns 99%; GyM owns the remaining 1%

GyM Colombia S.A.S.	Colombia	GyM Colombia	Graña y Montero owns 66.2%, GyM owns the remaining 33.8%

Negocios de Gas S.A.	Peru	Negocios de Gas	Graña y Montero owns 99.99%, the remaining 0.01% Is owned by GyM.

Tecgas Inc*	Canadá	Tecgas	Graña y Montero owns 51%,

Generadora Arabesco S.A.	Perú	Generadora Arabesco	Graña y Montero owns 99%,

Adexus S.A.****	Chile	Adexus	Graña y Montero owns 91.03%,

Recaudo Lima S.A.	Perú	Recaudo Lima	Graña y Montero owns 70%, GMD owns the remaining 30%

CAM Servicios del Perú S.A.	Perú	CAM Servicios del Perú	Graña y Montero owns 73.16%

Promotora Larco Mar S.A.	Perú	Promotora Larco Mar	Graña y Montero owns 46.55%

TGNCA S.A.	Perú	TGNCA	Graña y Montero owns 99.93%

Subsidiary	Jurisdiction of Incorporation	Name Under Which the Subsidiary Does Business	Ownership Interest

Compañía Operadora de Gas del Amazonas S.A.*	Perú	COGA	51%

Coasin Instalaciones Limitada	Chile	Coasin	CAM Chile owns 99.89%, the remaining 0.11% is owned by Inversiones y Construcción GyM Limitada

Billetera Electrónica de Transporte Lima S.A.C.	Perú	BETL	Graña y Montero owns 95.5%

GyM Chile SPA	Chile	GyM Chile SPA	GyM owns 100%

Gestión de Soluciones Digitales S.A.C.	Perú	GSD	Graña y Montero owns 100%

Larcomar S.A.	Perú	Larcomar	Graña y Montero owns 79.66%

Promotores Asociados de Inmobiliaria S.A.	Perú	Promotores Asociados de Inmobiliaria	Graña y Montero owns 99.99%

Oiltanking Andina Services S.A.	Perú	OTAS	GMP owns 50%

*	In 2017, we sold these companies.
**	In June 2018, Graña y Montero transferred economic rights over 48.8% of the share capital of Norvial S.A. The company continues to posess voting rights over Norvial .S.A.
***	Stracon GyM was sold in April 2018.
****	In June 2018, we consolidated the 100% of Adexus S.A.